Exhibit 99.1

MCEWEN MINING: Q3 2021 PRODUCTION RESULTS

TORONTO, October 6, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for Q3 2021 was 32,100 gold ounces and 792,000 silver ounces, or 42,900 gold equivalent ounces(1)(“GEOs”), compared to 30,400 GEOs in Q3 2020. Consolidated production for the nine months ended September 30, 2021 is 114,300 GEOs, compared to 85,700 GEOs during the same period in 2020. 2021 production is trending towards the midpoint of the guidance range for the year.

Consolidated Production Summary

	Q1		Q2		Q3		2021
	2020	2021	2020	2021	2020	2021	Guidance
Gold (oz)	29,200	23,300	15,700	31,700	23,100	32,100	110,500-127,900
Silver (oz)	553,200	493,200	359,400	611,800	575,000	792,000	2,300,000-2,450,000
GEOs(1)	36,100	30,600	19,200	40,800	30,400	42,900	141,000-160,400

Fox Complex, Timmins, Canada (100%)

Fox produced 8,300 GEOs during the period, compared to 5,800 GEOs for Q3 2020.

Mining at Fox has transitioned to the Froome deposit, where commercial production was reached on September 19, 2021, 3 months ahead of schedule. The underground infrastructure at Froome is expected to be fully developed by June 2022.

Highlights of results and opportunities at Froome:

1.	Encouraging drill results were returned from near-mine exploration designed to extend the Froome resources and mine life, providing more time to bridge potential future production from the Grey Fox and Stock deposits. The Company expects to update the Froome resource and life-of-mine plan with the release of the Fox Complex Preliminary Economic Assessment (PEA) in late-Q4 2021.

2.	Although early in the overall mining process, there have been positive trends in metallurgical recovery, which is 2.2% above plan, and average gold grade, which is 3.8 g/t versus plan of 3.2 g/t.

3.	Cash costs and AISC per ounce produced are reflecting better than expected efficiencies during the initial ramp-up of production to commercial levels.

Gold Bar Mine, Nevada (100%)

During the quarter, Gold Bar produced 12,400 GEOs, compared to 6,800 GEOs in Q3 2020. Production is on track to meet guidance for 2021.

The permitting process to access ore at the Gold Bar South (GBS) deposit has progressed well, with authorizations now anticipated to be received in Q4 2021. The Company is planning for gold production from GBS in H2 2022.

McEwen Mining Inc.	Page 1

Exploration highlights from our adjoining Tonkin property.

1.	Positive initial drill results at the Rooster deposit include refractory mineralization of 14.7 g/t gold over 6.1 m (20 ft) in hole TS208 starting at 29.9 m (98 ft) depth, and mixed oxide/refractory mineralization of 1.5 g/t gold over 20.9 m (68.5 feet) starting at 59.3 m (194.5 ft).

2.	Also at Rooster, hole TS186 reported 1.8 g/t gold over 25.9 m (85 ft) of oxide mineralization (cyanide solubility of 81%) starting from surface, and hole TS202 reported 0.76 g/t gold over 41.1 m (135 feet) starting from surface with cyanide solubility of 67%.

3.	Ongoing mapping at the Tonkin Property during the quarter is reassessing the exploration potential based on an updated geological interpretation and includes relogging of previous drilling at Rooster.

San José Mine, Santa Cruz, Argentina (49%(2))

During Q3, San José produced 10,800 gold ounces and 790,000 silver ounces, for a total of 21,600 GEOs, compared to 15,900 GEOs in Q3 2020. We received $2.4 million in dividends during the quarter, for a total of $10 million for the nine months ended September 30, 2021.

El Gallo Project, Sinaloa, Mexico (100%)

In Q3, El Gallo produced 560 GEOs from residual leaching of the heap leach pad.

McEwen Copper

With the approach of Argentinian spring and the melting of snow in the mountains, access to the Los Azules project site has been re-established via the existing exploration road. Drills and crews will begin mobilizing to the project in November and a 174,000 ft (53,000 m) drill program is expected to be completed by the end of Q2 2022. Construction of the new all-season access road has already advanced approximately 17 km from the east end. In order to accelerate its completion, construction advancing from the west end of the new road will begin this quarter. The new year-round access road is a key milestone in unlocking the project’s value as the current route is inaccessible 7 months of the year. All road construction will be completed by local San Juan contractors as part of the ongoing shared benefits with the local communities, entrepreneurs and workers. The prefeasibility study is in the tender award stage and is expected to begin as soon as possible in Q4 2021.

Financial Results

Operating costs for the quarter ended September 30, 2021 will be released with our 10-Q Quarterly Financial Statements.

Notes:

(1)	'Gold Equivalent Ounces' are calculated based on a gold to silver price ratio of 94:1 for Q1 2020, 104:1 for Q2 2020, 79:1 for Q3 2020, 68:1 for Q1 2021, 68:1 for Q2 2021 and 73:1 for Q3 2021.

(2)	The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

Technical Information

Technical information pertaining to mining operations contained in this news release has been reviewed and approved by Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information pertaining to Gold Bar geology and exploration contained in this news release has been prepared under the supervision of Kevin Kunkel, P.Geo., a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

McEwen Mining Inc.	Page 2

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

McEwen Mining Inc.	Page 3